FLUX POWER

Third Quarter 2022 Financial Results Conference Call

NASDAQ: FLUX

May 12, 2022

Safe Harbor Language


FLUX
POWER

This presentation contains forward-looking statements. All statements other than statements of historical fact contained in this presentation, including statements as to the Company’s future results of operations and financial position, planned products and services, business strategy and plans and objectives of management for future operations, are forward-looking statements.

These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “aims,” “predicts,” ”potential,” “seeks,” attempts,” “poised“ or “continues” or the negative of these terms or other similar words. These statements are only predictions.

The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this presentation. The Company assumes no obligation to update any forward-looking statements after the date of this presentation.

This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other industry data. This data involves several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, it cannot guarantee their accuracy or completeness.

In addition, projections, assumptions and estimates of its future performance and the future performance of the industries in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company. For more information, please refer to risk factors discussed in Company's periodic filings with the SEC.

Key Third Quarter 2022 Highlights

- Revenue increased 89% to $13.2 million in Q3'22 compared to Q3'21 revenue of $7.0 million
- Achieved 15th consecutive quarter of year-over-year revenue growth
- Received $20.5 million in customer purchase orders from both existing and new customers including:
  - Order for X-Series battery packs for a new wastewater treatment customer;
  - Multiple orders for GSE battery packs for an existing airline customer; and
  - Order for C-Series battery packs from our solar-powered EV charging station partner, Beam Global
- Increased customer order backlog to a record $38.6 million as of March 31, 2022
- Introduced three new products in March at MODEX 2022
- Appointed Cheemin Bo-Linn to Board of Directors

Strategic Supply Chain & Profitability Improvement Initiatives

- Identifying more competitive carriers to reduce shipping costs
- Utilizing lower cost steel suppliers that meet required specifications
- Improved manufacturing capacity and production processes (including implementing lean manufacturing) to increase throughput, reduce the time to fulfill order backlog and improve gross margins
- Introduced new product designs to lower costs, simplify the bill of materials, and improved serviceability
- Transitioned product lines to a new cell technology including revised UL Listing and OEM approvals in efforts to lower costs of production, improve supplier reliability
- Expanded customer base, particularly among Fortune 100 & 500 companies
- Increased inventory to $20.9 million at March 31, 2022 to mitigate the impact of supply chain disruptions and to support timely deliveries

Trajectory to Cash Flow Breakeven

Strategic Supply Chain & Profitability Improvement Initiatives Have Shown Positive Results

- Greater throughput with inventory turns improving from 2.0x to 2.5x during the quarter
- Inventory levels have remained relatively flat
- Lower capital expenditures
- Sequential reduction in rate of cash burn
- Sequential improvement in gross margins
- Design cost actions to lower material cost and assembly
- Secured $5 million credit facility that includes $4 million signed commitment
- Modest improvement in supply chain issues, though still challenging

Supply Chain Delays Impact Gross Margin



Revenue ($M)
Q1+Q2
Q3+Q4*
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
*Q3 only
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22

*FY'22 does not include Q4'22 revenue



Margin (%)
Margin
Prior Margin Trajectory
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Supply
Chain
Disruption
FY
Quarter
FY'17*
FY'18*
FY'19
FY'20
FY'21
Q1'22
Q2'22
Q3'22

*Gross Margins were negative in FY'17 & FY'18

Customer Backlog & Inventory



$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$Millions
Q2'22 12/31/2019
Q3'20 3/31/2020
Q4'20 6/30/2020
Q1'21 9/30/2020
Q2'21 12/31/2020
Q3'21 3/31/2021
Q4'21 6/30/2021
Q1'22 9/30/2021
Q2'22 12/31/2021
Q3'2 3/31/2022
Customer Backlog
Inventory

- Customer backlog reached a record $38.6 million as of March 31, 2022
- Implemented lean manufacturing and expanded 2nd shift to increase production
- Inventory increased to $20.9 million at March 31, 2022 due to pre-purchase of inventory to support increasing sales orders

Third Quarter 2022 Financial Highlights

$ in millions	Three Months Ended March 31 2022	2021
Revenue	$ 13.2	$ 7.0
Gross profit	$ 1.9	$ 1.7
Gross margin (%)	14.6%	24.1%
SG&A expenses	$ 3.9	$ 3.1
R&D expenses	$ 1.7	$ 1.5
Cash	$ 3.8	$ 4.7



Closing Summary

1 Strategic initiatives deployed and NOW working to increase profitability and mitigate ongoing global supply chain disruptions

2 Execute on record $38.6 million customer order backlog to generate cash receipts

3 Continued increase in both customer demand and related production capacity increases

4 Expansion into emerging sectors such as warehouse robotics and high voltage applications

5 Trajectory to cash flow breakeven and profitability

Q&A

Flux Power
info@fluxpower.com

2685 S. Melrose Drive,
Vista, CA 92081

Investor Relations
Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
FLUX@mzgroup.us
www.mzgroup.us